UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 23, 2005

                       PROVIDENT FINANCIAL SERVICES, INC.
                       ----------------------------------
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                       001-31566                42-1547151
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(State or Other Jurisdiction)      (Commission File No.)        (I.R.S. Employer
      of Incorporation)                                      Identification No.)


830 Bergen Avenue, Jersey City, New Jersey                        07306-4599
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(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:  (201) 333-1000
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01       Entry into a Material Definitive Agreement.
                -------------------------------------------

            As discussed in more detail below, a compensatory plan or arrangement in which executive officers may participate was amended by the Board of Directors of The Provident Bank (the" Bank"), the wholly-owned subsidiary of Provident Financial Services, Inc. (the "Company").

            The Voluntary Bonus Deferral Plan. On June 23, 2005, The Board of
            ----------------------------------
Directors of the Bank amended the Voluntary Bonus Deferral Plan (the "Bonus Deferral Plan") to freeze the Bonus Deferral Plan as it relates to the deferral of bonuses earned for the calendar years 2005 and thereafter. The Bank maintains the Bonus Deferral Plan, which is a non-qualified plan that provides for the deferral of some or all of any bonus payments awarded under the management incentive bonus program. Prior to this amendment, an eligible employee could defer either one-half or all of a bonus award for a period of five years or ten years, or until the attainment of age 60 or 65, but in no event could any amount be deferred beyond the year in which such employee attains age 65. Deferred bonus awards are invested by the Bank's Board of Directors, in its sole discretion, in a portfolio of assets consisting of any combination of obligations of the United States with maturities not exceeding five years in duration. An eligible employee will receive a lump sum payment upon a change in control, as defined in this plan, and is eligible to apply for a hardship distribution of some or all of his or her separate accounts. The Bonus Deferral Plan shall continue to be administered as to amounts previously deferred under such plan prior to December 31, 2004 in accordance with the terms and provisions of the Bonus Deferral Plan.



Item 1.02       Termination of a Material Definitive Agreement.
                -----------------------------------------------

         As discussed in more detail below, a compensatory plan or arrangement in which the Chairman and Chief Executive Officer of the Bank may participate was terminated by the Board of Directors of The Provident Bank (the" Bank"), the wholly-owned subsidiary of Provident Financial Services, Inc. (the "Company").

         The Voluntary Bonus Deferral Plan for the Chairman. On June 23, 2005,
         ---------------------------------------------------
the Board of Directors of the Bank approved the termination of the Voluntary Bonus Deferral Plan for the Chairman (the "Chairman's Bonus Deferral Plan") effective immediately. The Bank maintained the Chairman's Bonus Deferral Plan, a non-qualified plan that provided for the deferral of up to the entire bonus award made to the Chairman for a period of five years or until the attainment of age 65. The Bank established an investment fund to provide for the investment of the deferred bonus awards due under this plan and allowed the Chairman to choose, with the plan administrator's consent, from a variety of investment options. Under this plan the Chairman was entitled to receive a lump sum payment upon a change in control, as defined in the plan, and was eligible to apply for a hardship distribution of some or all of his separate account, in the event of a financial hardship. No bonus payments were deferred pursuant to this plan.



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Item 9.01.      Financial Statements and Exhibits
                ---------------------------------

               (a)  Financial Statements of Businesses Acquired. Not applicable

               (b)  Pro Forma Financial Information. Not Applicable

               (c)  Exhibits. Not applicable





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            PROVIDENT FINANCIAL SERVICES, INC.



DATE:  June 23, 2005                By:     /s/ Paul M. Pantozzi
                                            ------------------------------------
                                            Paul M. Pantozzi
                                            Chairman and Chief Executive Officer